Exhibit 99.1

***FOR IMMEDIATE RELEASE***

CONTACT:

Paul Arndt, Corporate Communications Manager

parndt@neophrm.com

847-775-4598

NEOPHARM ANNOUNCES APPOINTMENT OF RONALD E. PAULI AS
EXECUTIVE VICE PRESIDENT AND CFO

WAUKEGAN, Illinois — August 8, 2006 — NEOPHARM, Inc. (Nasdaq: NEOL) today announced that Ronald E. Pauli, 45, will be joining the Company on August 28, 2006 as an Executive Vice President, and will assume the position of Chief Financial Officer and Corporate Secretary, effective September 1, 2006.  Mr. Pauli will report directly to Guillermo A. Herrera, President and Chief Executive Officer, and will be responsible for all financial aspects of the Company.  Mr. Pauli will replace Lawrence A. Kenyon who had previously announced that he will be leaving the Company to pursue other opportunities.

Mr. Pauli has over twenty years of finance and accounting experience, most recently as interim CFO at Abraxis Bioscience, Inc.  In addition, Mr. Pauli is a certified public accountant with an M.S. in finance.

“We are delighted to have an executive with Ron’s background to lead the effort to build the financial and accounting infrastructure to support our commercial efforts,” said Mr. Herrera, NEOPHARM’s President and Chief Executive Officer.  “Ron brings strong financial, accounting and management skills to our organization.”

“I am excited to be joining an organization with strong leadership, focused strategy and so much opportunity ahead,” said Ron Pauli.  “I look forward to quickly contributing to the next stage in NEOPHARM’s evolution to a fully commercial biopharmaceutical company.”

About Ronald E. Pauli

Mr. Pauli joins NEOPHARM from Abraxis BioScience, Inc. where he served as the interim Chief Financial Officer since May 2006, after having served as corporate controller of Abraxis BioScience and its predecessor company, American Pharmaceutical Partners, Inc., since 2002. Prior to that, Mr. Pauli was Vice President, Controller and Chief Financial Officer of ERSCO Corporation and, previously, Corporate Controller of Applied Power, Inc., and R.P. Scherer Corporation.  From 1985 to 1996, Mr. Pauli rose through the ranks of the finance department at Kmart Corporation.  Mr. Pauli began his professional career at the accounting firm Ernst & Whinney as a certified public accountant.  Mr. Pauli earned a B.A. in accounting from Michigan State University and a M.S. in finance from Walsh College.

NEOPHARM’s Commitment to Oncology

NEOPHARM employees share a common goal: bringing hope to cancer patients and their families through the research and development of new cancer drugs and therapies. The Company’s oncology portfolio is built on two novel, proprietary platforms: a tumor-targeting

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platform, and the NeoLipid® Liposomal Drug Delivery platform. Through its research and clinical studies, as well as its work with physicians, scientists, and advocacy groups, NEOPHARM is helping to enhance the lives of cancer patients.

About NEOPHARM, Inc.

NEOPHARM, Inc., based in Waukegan, Illinois, is a publicly traded biopharmaceutical company dedicated to the research, development and commercialization of new and innovative cancer drugs for therapeutic applications.  Additional information, including ongoing clinical trials, can be obtained by visiting NEOPHARM’s Web site at www.neopharm.com.

Forward Looking Statements — This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Company has tried to identify such forward-looking statements by use of such words as “expects,” “intends,” “hopes,” “anticipates,” “believes,” “could,” “may,” “evidences” and “estimates,” and other similar expressions, but these words are not the exclusive means of identifying such statements. Such statements include, but are not limited to, any statements relating to the Company’s ability to recruit and retain qualified personnel, and any other statements that are not historical facts. Such statements involve risks and uncertainties  detailed from time to time in filings the Company makes with the Securities and Exchange Commission including its annual reports on Form 10-K and quarterly reports on Forms 10-Q. Such statements are based on management’s current expectations, but actual results may differ materially due to various factors, including those risks and uncertainties mentioned or referred to in this press release. Accordingly, you should not rely on these forward-looking statements as a prediction of actual future results.